UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 523-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    In its proxy statement dated March 16, 2012, Eaton Corporation (the “Company”) reported that Gary A. Tooker, a director since 1992, having attained normal retirement age, would resign as a director of the Company at the conclusion of the 2012 Annual Meeting of Shareholders to be held on April 25, 2012. Mr. Tooker did retire from the Company’s Board of Directors (the “Board”) on April 25, 2012. There were no disagreements between the Company and the retiring director in connection with his retirement. Following the Annual Meeting, and currently, the Board of Directors consists of ten members.

Item 5.07        Submission of Matters to a Vote of Security Holders.

    At the Annual Meeting of Shareholders of the Company held on April 25, 2012, the items listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders. Each of the items was approved by the shareholders pursuant to the voting results set forth below:

Item 1 – Election of Three Directors.

Each of the following individuals was elected as a director, based on the voting results shown below, to serve until the 2013 Annual Meeting of Shareholders or until his successor is duly elected and qualified:

Director	For	Against	Abstain	Broker Non-Votes
Alexander M. Cutler	248,686,424	13,806,450	783,042	34,097,291
Arthur E. Johnson	259,175,113	3,023,586	1,077,217	34,097,291
Deborah L. McCoy	249,162,863	13,049,640	1,063,413	34,097,291

Item 2 – Approval of the 2012 Stock Plan.

The voting results for the approval of the 2012 Stock Plan were as follows:

For	Against	Abstain	Broker Non-Votes
244,275,622	17,588,407	1,411,887	34,097,291

Item 3 – Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Auditor for Fiscal Year 2012.

The voting results for the ratification of the appointment of Ernst & Young LLP as the independent auditor for the Company for fiscal year 2012 were as follows:

For	Against	Abstain	Broker Non-Votes
291,365,890	4,839,967	1,167,350	N/A

Item 4 – Advisory Approval of the Company’s Executive Compensation.

The voting results for the advisory approval of the Company’s Executive Compensation were as follows:

For	Against	Abstain	Broker Non-Votes
243,260,163	18,134,832	1,880,921	34,097,291

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation

Date: April 30, 2012	By:	/s/ R. H. Fearon
R. H. Fearon
Vice Chairman and Chief Financial and Planning Officer